                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 4, 1995 (except for Note 5, as to which the date is April 30, 1996) included in Urologix, Inc.'s Registration Statement on Form S-1 for the years ended June 30, 1995 and 1994 and to all references to our Firm included in this registration statement.


                                       ARTHUR ANDERSEN LLP



Minneapolis, Minnesota
 September 13, 1996